Exhibit 3.29

Entity#: 4177166
Date Filed: 04/01/2013
Carol Aichele
Secretary of the Commonwealth
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Entity Number
Certificate of Organization
Domestic Limited Liability Company
(15 Pa.C.S. § 8913)
Name: Melissa K. Falk
Document will be returned to the name and address you enter to the left.
Address c/o Barley Snyder
126 E. King Street
City
Lancaster
State
PA
Zip Code
17602
Fee: $100
Commonwealth of Pennsylvania
CERTIFICATE OF ORGANIZATION 3 Page(s)
TI309558027
In compliance with the requirements 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:
1. The name of the limited liability company (designator is required, i.e., “company,” “limited” or “limited liability company” or abbreviation):
National Openings, LLC
2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(a) Number and Street
City
State
Zip
County
18 Richard Drive
Lititz
PA
17543
Lancaster
(b) Name of Commercial Registered Office Provider
County
c/o:
3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
Name
Melissa K. Falk
Address
c/o Barley Snyder
126 E. King Street
Lancaster, PA 17602

DSCB: 15-8913-2
4. Strike out if inapplicable term
A member’s interest in the company is to be evidenced by a certificate of membership interest.
5. Strike out if inapplicable:
Management of the company is vested in a manager or managers.
6. The specified effective date, if any: upon filing
month/day/year hour, if any
7. Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional services(s):
8. The company shall have perpetual existence.
IN TESTIMONY WHEREOF, the organizer(s) has/have signed this Certificate of Organization this 1st day of April, 2013
Melissa K. Falk
Melissa K. Falk, Organizer